EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 24, 1999 for Intelli-Check, Inc. included in or made a part of this registration statement.


                                                  ARTHUR ANDERSEN LLP

New York, New York
September 24, 1999